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Gwen Carlson Conexant Systems, Inc. (949) 483-7363	Scott Allen Conexant Systems, Inc. (949) 483-2698

CONEXANT UPDATES FIRST FISCAL QUARTER BUSINESS OUTLOOK
AND NAMES NEW CHIEF FINANCIAL OFFICER

NEWPORT BEACH, Calif., Dec. 15, 2008 – Conexant Systems, Inc. (NASDAQ: CNXT), a leading supplier of innovative semiconductor solutions for imaging, audio, video, and Internet connectivity applications, today updated guidance for its December-ending first fiscal quarter and announced that Jean Hu has been promoted to the position of chief financial officer and senior vice president, Business Development.

First Fiscal Quarter Business Update

Conexant now expects revenues for the first quarter of fiscal 2009 to be in a range between $83 million and $88 million. Previously, the company expected revenues in a range between $103 million and $108 million. Conexant’s revenues for the fourth quarter of fiscal 2008 were $122.6 million. The fourth fiscal quarter was comprised of 14 weeks instead of the normal 13, a circumstance that occurs once every seven years in order to keep fiscal years aligned with calendar years.

Core gross margins for the first quarter of fiscal 2009 are expected to be 53 percent to 54 percent, below previous expectations of 54.5 percent to 55.5 percent due to lower revenues. The company also anticipates that first fiscal quarter core operating income will be in a range between $1.0 million and $4.0 million, resulting in a core net loss of $0.05 to $0.09 per share. Previously, the company expected first fiscal quarter core operating income in a range between $11 million and $13 million, which would have resulted in core net income of $0.09 to $0.12 per share.

“With the worsening worldwide economic environment and the decline in consumer spending, demand for our products has softened considerably since we provided guidance for our first fiscal quarter at the end of October,” said Scott Mercer, Conexant chairman and chief executive officer. “Over the past six weeks, we have responded to numerous customer requests to cancel and reschedule orders, and we anticipate that these requests will continue into the new calendar year. At this point, it looks like the March quarter will pose challenges beyond the seasonal revenue declines we normally anticipate. We plan to continue to adjust our cost structure to mitigate the effects of these rapidly changing economic conditions.”

New Chief Financial Officer

Jean Hu has been with Conexant since 1999. Prior to being named chief financial officer, she served as senior vice president of Strategy and Business Development, with a broad range of responsibilities and activities that included strategic planning, financial analysis, the development of product and market strategies, investments and alliances, divestitures, and mergers and acquisitions.

Hu replaces Karen Roscher, who joined Conexant in September 2007 and will be leaving the company to pursue other opportunities. In her new role, Hu will continue to report to Scott Mercer.

“Jean is a long-time member of Conexant’s senior leadership team who has made many significant contributions over the years,” Mercer said. “Most recently, she led our efforts to divest our set-top box business and acquire Freescale Semiconductor’s ‘SigmaTel’ multifunction printer business. She possesses an extensive financial background and an in-depth understanding of our business, strategies, and products. Her skills and experience will prove invaluable as we work to control costs during this difficult economic period and concentrate on delivering further improvements in our business model, improving our long-term capital structure, and focusing investments on the market segments where we either lead or have the opportunity to lead.

“I’d also like to thank Karen for her dedication and contributions, and wish her the best,” Mercer said.

Jean Hu said, “I’d like to thank Scott for giving me the opportunity to serve as Conexant’s chief financial officer. I look forward to leading the finance organization and working with the company’s senior management team in my new capacity as we navigate through the current global financial turmoil and lay the foundation for improved financial performance and profitable growth in the future.”

Hu, 45, joined Conexant in 1999 as director of Strategy and Business Development. She was promoted to vice president in 2001, and to senior vice president in 2006. Prior to joining Conexant, Hu held positions of increasing responsibility in corporate financial planning and development with Rockwell International. Before that, she worked as a consultant providing valuation, litigation advisory, and M&A services to a wide range of clients. Hu earned a doctorate in economics from Claremont Graduate School and holds a bachelor’s degree in chemical engineering from Beijing Chemical Engineering University.

About Conexant

Conexant’s comprehensive portfolio of innovative semiconductor solutions includes products for imaging, video, audio, and Internet connectivity applications. Conexant is a fabless semiconductor company that recorded revenues of more than $500 million in fiscal year 2008. The company is headquartered in Newport Beach, Calif. To learn more, please visit www.conexant.com

Safe Harbor Statement

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995.  These forward-looking statements generally can be identified by phrases such as Conexant or its management “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import.  Similarly, statements in this release that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements.  All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements.

These risks and uncertainties include, but are not limited to: pricing pressures and other competitive factors; our ability to timely develop and implement new technologies and to obtain protection for the related intellectual property; the cyclical nature of the semiconductor industry and the markets addressed by our products and our customers’ products; volatility in the technology sector and the semiconductor industry; our successful development of new products; the timing of our new product introductions and our product quality; demand for and market acceptance of our new and existing products; our ability to anticipate trends and develop products for which there will be market demand; our ability to successfully execute asset acquisitions, dispositions, mergers and restructurings; the availability of manufacturing capacity; changes in our product mix; product obsolescence; the ability of our customers to manage inventory; the risk that capital needed for our business and to repay our indebtedness will not be available when needed; the risk that the value of our common stock may be adversely affected by market volatility; the substantial losses we have incurred; the uncertainties of litigation, including claims of infringement of third-party intellectual property rights or demands that we license third-party technology, and the demands it may place on the time and attention of our management and the expense it may place on our company; our ability to identify and execute acquisitions, divestitures, mergers or restructurings, as deemed appropriate by management; general economic and political conditions and conditions in the markets we address; and possible disruptions in commerce related to terrorist activity or armed conflict, as well as other risks and uncertainties, including those detailed from time to time in our Securities and Exchange Commission filings.

The forward-looking statements are made only as of the date hereof.  We undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

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Conexant is a registered trademark of Conexant Systems, Inc.